                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            TORCHMARK CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            TORCHMARK CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                [LOGO OF TORCHMARK CORPORATION
                                                                 APPEARS HERE]

                                                                  March 25, 1994

To the Stockholders of
 Torchmark Corporation:

  Torchmark's 1994 annual meeting of stockholders will be held in the auditorium at the offices of Waddell & Reed, Inc., 6300 Lamar Avenue, Shawnee Mission, Kansas at 10 o'clock a.m., Central Daylight Time, on Thursday, April 28, 1994.

  The accompanying formal notice and proxy statement discuss matters which will be presented for a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, we will be pleased to hear from you.

  It is important that your shares be voted at this meeting. Please mark, sign, and return your proxy. If you attend the meeting in person, you may withdraw your proxy and vote your stock if you desire to do so.

  We hope that you will take this opportunity to meet with us and to discuss the results and operations of the Company during 1993.

                                          Sincerely,

                                          /s/ R. K. Richey

                                          R. K. Richey
                                          Chairman & Chief Executive Officer



                                          /s/ Keith A. Tucker

                                          Keith A. Tucker
                                          Vice Chairman

                       ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1994

                       ---------------------------------

To the Holders of Common Stock of
 Torchmark Corporation

  The annual meeting of stockholders of Torchmark Corporation will be held at the offices of Waddell & Reed, Inc., 6300 Lamar Avenue, Shawnee Mission, Kansas 66202 on Thursday, April 28, 1994 at 10:00 o'clock a.m., Central Daylight Time, for the following purposes:

    (1) To elect the nominees shown in the proxy statement as directors to serve for three year terms or until their successors have been duly elected and qualified.

    (2) To approve the amendment and restatement of the Torchmark Corporation 1987 Stock Incentive Plan.

    (3) To consider the appointment of independent auditors.

    (4) To transact such other business as may properly come before the meeting.

  These matters are more fully discussed in the accompanying proxy statement.

  The close of business on Thursday, March 3, 1994 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope. Your proxy may be revoked at any time before it is voted.

  The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

                                          By Order of the Board of Directors


                                          /s/ Carol A. McCoy

                                          Carol A. McCoy
                                          Associate Counsel & Assistant
                                          Secretary

Birmingham, Alabama
March 25, 1994

                                PROXY STATEMENT

SOLICITATION OF PROXIES

  The Board of Directors of Torchmark Corporation (the "Company" or "Torchmark") solicits your proxy in the form enclosed with this statement for use at the annual meeting of stockholders to be held at the offices of Waddell & Reed, Inc., 6300 Lamar Avenue, Shawnee Mission, Kansas 66202 at 10:00 o'clock a.m., Central Daylight Time, on Thursday, April 28, 1994, and at any adjournment of such meeting. R. K. Richey and Keith A. Tucker are named as proxies in the form and have been designated as directors' proxies by the Board of Directors.

  When the enclosed proxy/direction card is returned, properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted FOR such proposals. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company (at the address set forth above) at any time before the proxy is voted.

  The card is considered to be voting instructions furnished to the respective trustees of the Torchmark Corporation Savings and Investment Plan, the United Investors Management Company Savings and Investment Plan and the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company with respect to shares allocated to individual accounts under such plans. To the extent that account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all shares. If a plan participant does not return a proxy/direction card to the Company, the trustees of a plan in which shares are allocated to his individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

  A simple majority vote of the holders of the issued and outstanding common stock of the Company represented in person or by proxy at the stockholders meeting is required to elect directors and approve all other matters put to a vote of stockholders. Abstentions are considered as shares present and entitled to vote and therefore have the same legal effect as a vote against a matter presented at the meeting. Any shares regarding which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

RECORD DATE AND VOTING STOCK

  Each stockholder of record at the close of business on March 3, 1994 is entitled to one vote for each share of common stock held on that date upon each matter to be voted on by the stockholders at the meeting. At the close of business on March 3, 1994, there were 72,904,330 shares of common capital stock of the Company outstanding (not including 68,110,210 shares held by the Company and its subsidiaries which are non-voting while so held). There is no cumulative voting of the common stock.

  There are 469,820 shares of Adjustable Rate Cumulative Preferred Stock, Series A issued and outstanding (not including 530,180 shares held by the Company). The holders of the preferred stock have voting rights only if amendments to the Certificate of Incorporation, By-laws or the Certificate of Designations, Preferences and Rights for such shares are proposed which would adversely affect their rights, or if six quarterly dividends on the preferred stock have not been paid (in which event they have the right to elect two directors). None of these events has occurred.

  The Company has notified holders of such preferred stock that it intends to redeem the preferred stock pursuant to its Certificate of Designations, Preferences and Rights on March 31, 1994 at a price of $100 per share plus accrued dividends to the redemption date of $1.13 per share.

PRINCIPAL STOCKHOLDERS

  The following table lists all persons known to be the beneficial owner of more than five percent of the Company's outstanding common stock as of December 31, 1993.

                                                           PERCENT OF
        NAME AND ADDRESS               NUMBER OF SHARES(1)   CLASS
        ----------------               ------------------- ----------
   AmSouth Bancorporation and AmSouth       4,129,987        5.60%
    Bank, N.A.
    1400 AmSouth/Sonat Tower
    Birmingham, Alabama 35203

- --------
(1) All stock reported by AmSouth Bancorporation is held by trusts or estates of which AmSouth Bank, N.A., or AmSouth Bank of Florida, AmSouth Bancorporation subsidiaries, is the fiduciary. AmSouth Bank, N.A., and AmSouth Bancorporation share the voting power over 4,120,086 shares and 4,120,236 shares respectively, and the dispositive power over 3,842,026 shares and have disclaimed beneficial ownership of such stock.

                               PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

  The Company's By-laws provide that the number of directors shall be not less than seven nor more than fifteen with the exact number to be fixed by the Board of Directors. The number of directors was set at twelve in October, 1989. Samuel E. Upchurch, Jr. resigned from the Board of Directors, on February 7, 1994 and at their February 28, 1994 meeting, the Board of Directors elected J.P. Bryan as a director to serve for the remainder of the vacant term expiring in 1994. The Board has determined to reduce its membership to eleven persons upon Robert P. Davison's retirement as a director at the 1994 annual meeting.

  The Board of Directors proposes the election of J.P. Bryan, Louis T. Hagopian, and Harold T. McCormick as directors, to hold office for a term of three years, expiring at the close of the annual meeting of stockholders to be held in 1997 or until their successors are elected and qualified. The current terms of office of Messrs. Bryan, Hagopian and McCormick expire in 1994. The term of office of each of the other eight directors continues until the close of the annual meeting of stockholders in the year shown in the biographical information below.

  Non-officer directors retire from the Board of Directors at the annual meeting of stockholders which immediately follows their 73rd birthday. Directors who are officers of the Company retire from active service as directors at the annual stockholders meeting immediately following their 65th birthday, except that the director holding the position of Chairman of the Board retires at the annual meeting of stockholders following his 70th birthday.

  If any of the nominees becomes unavailable for election, which is not anticipated, the directors' proxies will vote for the election of such other person as the Board of Directors may recommend unless the Board reduces the number of directors.

  The Board recommends that the stockholders vote FOR the nominees.

PROFILES OF DIRECTORS AND NOMINEES(/1/)

  J. P. Bryan (age 54) has been a director of the Company since February, 1994. His term expires in 1994. He is a director of Nuevo Energy Company. Principal occupation: Chairman and Chief Executive Officer of Torch since May, 1988; President of Torch Energy Corporation since 1981; Chairman and Chief Executive Officer of Nuevo Energy Company since March, 1990.

  Joseph M. Farley (age 66) has been a director of the Company since 1980. His term expires in 1995. He is a director of AmSouth Bancorporation and an advisory director of The Southern Company. Principal occupation: Of Counsel at Balch & Bingham, Attorneys and Counselors, Birmingham, Alabama since November, 1992. (President and Chief Executive Officer of Southern Nuclear Operating Company, Birmingham, Alabama, a nuclear utility operating company, December, 1990-May, 1992; Chairman of the Board of Southern Nuclear Operating Company, May-

October, 1992; Executive Vice President and Corporate Counsel of The Southern Company, Birmingham, Alabama, July, 1991-October, 1992; Executive Vice President-Nuclear of The Southern Company, February, 1989-July, 1991).

  Louis T. Hagopian (age 68) has been a director of the Company since 1988. He is a director of The Bank of Darien, Darien, Connecticut. Principal occupation:
Owner of Meadowbrook Enterprises, Darien, Connecticut, an advertising and marketing consultancy, since January, 1990. Vice Chairman, Partnership for a Drug-Free America, New York, New York. (Chairman of the Board and Chief Executive Officer of N. W. Ayer, Inc., New York, New York, 1976-December,
1989).

  C. B. Hudson (age 48) has been a director since 1986. His term expires in 1995. Principal occupation: Chairman of Insurance Operations of the Company since January, 1993; Chairman of Liberty, United American and Globe since October, 1991 and Chief Executive Officer of Liberty since December, 1989, of United American since November, 1982 and of Globe since February, 1986; President of Liberty since January, 1993. (President of Liberty, December 1987-October, 1991, of United American, November, 1982-October, 1991 and of Globe, February, 1986-October, 1991).

  Joseph L. Lanier, Jr. (age 62) has been a director of the Company since 1980. His term expires in 1995. He is a director of Flowers Industries, Inc., Dibrell Bros., Inc. and SunTrust Banks, Inc. Principal occupation: Chairman of the Board and Chief Executive Officer of Dan River Incorporated, Danville, Virginia, a textile manufacturer, since November, 1989. (Chairman of the Board and Chief Executive Officer of West Point-Pepperell, Inc., West Point, Georgia, 1979-April, 1989).

  Harold T. McCormick (age 65) has been a director since April, 1992. Principal occupation: Chairman and Chief Executive Officer of Bay Point Yacht & Country Club, Panama City, Florida, since March, 1988; Director of Cavendish Services, Ltd., Hamilton, Bermuda, since 1985, of Cavendish S.A.M., Monte Carlo, Monaco, since 1990 and of OTC Trading, Inc., Tortola, British Virgin Islands, since 1987.

  Joseph W. Morris (age 71) has been a director of the Company since 1984. His term expires in 1996. He is a director of The Williams Companies. Principal occupation: Partner of Gable and Gotwals, Attorneys-at-Law, Tulsa, Oklahoma, since February, 1984.

  George J. Records (age 59) has been a director of the Company since April, 1993. His term expires in 1996. Principal occupation: Chairman of Midland Financial Co., Oklahoma City, Oklahoma, a bank and financial holding company for retail banking and mortgage operations, since 1982.

  R. K. Richey (age 67) has been a director of the Company since 1980. His term expires in 1996. He is a director of Vesta Insurance Group, Inc. Principal occupation: Chairman of Company since August, 1986 and Chief Executive Officer of the Company since December, 1984.

  Yetta G. Samford, Jr. (age 70) has been a director since 1980. His term expires in 1995. Principal occupation: Partner of Samford, Denson, Horsley, Pettey & Martin, Attorneys-at-Law, Opelika, Alabama.

  Keith A. Tucker (age 49) has been a director since October, 1989. His term expires in 1996. He is a director of I.C.H. Corporation, the United Group of Mutual Funds, Waddell & Reed Funds, Inc. and TMK/United Funds, Inc. Principal occupation: Vice Chairman of Company since May, 1991. (Senior Vice President of Trivest, Inc., August, 1987-May, 1991 and President of Trivest Securities Corporation, January, 1989-May, 1991, Miami, Florida, private investment concerns).
- --------
(1) "Liberty", "Globe", "United American" and "Torch" as used in this proxy statement refer to Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company and Torch Energy Advisors Incorporated, respectively, subsidiaries of the Company.

                              PROPOSAL NUMBER 2

                        AMENDMENT AND RESTATEMENT OF
                     1987 TORCHMARK STOCK INCENTIVE PLAN

  On January 27, 1994, the Board of Directors of the Company adopted amendments to and determined to restate the Torchmark Corporation 1987 TMK Stock Incentive Plan (the "TMK Incentive Plan"), subject to approval by the stockholders of the Company. Certain key amendments included in the TMK Incentive Plan, as restated, are highlighted below and a general description of the entire restated plan for which stockholder approval is sought follows. The full text of the proposed restated plan is attached hereto as Exhibit 1 and the following description is qualified in its entirety by reference to said Exhibit 1. Capitalized terms used herein shall have the same meaning as set forth in the TMK Incentive Plan.

                       SUMMARY OF CERTAIN KEY AMENDMENTS

  The first key amendment increases the number of shares available for issuance under the TMK Incentive Plan from 9,300,000 to 11,300,000. The 2,000,000 additional shares which would be available for awards may come from authorized and unissued shares or from treasury shares of the Company. If a stock option expires unexercised or an award is forfeited, the shares subject to such award will generally be available for future awards.

  A second amendment extends the term of the TMK Incentive Plan from its current expiration date of April 30, 1997 to April 28, 2004, ten years from the date of stockholder approval of the amended and restated plan.

  A third amendment limits to 200,000 the number of shares subject to Stock Options which could be awarded in any calendar year to an officer or key employee. Presently, the number of shares subject to a Stock Option granted to an officer or other key employee is within the sole discretion of the Compensation Committee of the Company's Board of Directors. The annual individual maximum number of shares is sought to be included in the TMK Incentive Plan to enable the Company to obtain a tax deduction for the compensation received by certain executives upon exercise of Stock Options.

  The restatement clarifies the ability of the Compensation Committee to accelerate the vesting of awards, and extends the period in which Stock Options may be exercised following termination of employment or service as a director. The provisions permit the exercise of an option for a specified period beyond its stated term in the event of the optionee's death and certain Change of Control events. The restated Plan also authorizes the Compensation Committee, in its sole discretion, to settle Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards in cash or in stock upon a Change of Control or Potential Change of Control in order to effect the desired accounting treatment for the transaction.

                     DESCRIPTION OF THE TMK INCENTIVE PLAN

  The following is a description of the TMK Incentive Plan as submitted for stockholder approval. The TMK Incentive Plan authorizes the Compensation Committee to grant Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards to officers and other key employees of the Company and its Subsidiaries and Affiliates, during the period ending April 28, 2004. Each Outside Director of the Company is automatically granted a Director Stock Option for 3,000 shares on the first day of each calendar year on which the Company's common stock is traded on the New York Stock Exchange; provided, however, that no Outside Director may receive Director Stock Options in more than six separate calendar years, excluding any prior deferred compensation options awarded to such Outside Director.

  A maximum of 11,300,000 shares (plus such shares subject to options under the 1984 Torchmark Corporation Stock Option Plan which expire unexercised) of common stock of the Company would be available for awards under the terms of the TMK Incentive Plan, subject to adjustment for future stock splits, stock dividends and similar events. Options, awards and other grants under the TMK Incentive Plan which expire unexercised or are forfeited are generally not counted in applying the maximum shares authorization. Presently, 113,189 shares remain available for awards pursuant to the TMK Incentive Plan. The closing price of Company common stock on the New York Stock Exchange on March 3, 1994 was $42.25 per share.

  The TMK Incentive Plan permits the granting of incentive stock options and non-qualified stock options. The Stock Option term is set by the Compensation Committee but cannot exceed ten years in the case of incentive stock options and ten years and two days in the case of non-qualified options. Director Stock Options are non-qualified stock options with a ten year and two day term. The exercise price for any option will be determined by the Compensation Committee but will never be less than 100% of the market price of the stock on the date of grant. Options become exercisable, in full or in installments, at the time determined by the Compensation Committee, which can also accelerate the exercisability of options. Generally, Stock Options and Director Stock Options may not be first exercised prior to six months from the option grant date except in certain circumstances more fully described below. The Compensation Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher prices.

  All shares purchased upon the exercise of a Stock Option or a Director Stock Option must be paid for in full at the time of purchase in cash or, if permitted by the Compensation Committee, by delivery of unrestricted stock, restricted stock or deferred stock valued at Fair Market Value on the exercise date. The Compensation Committee may allow "pyramiding" in the exercise of Stock Options and permits the exercise and simultaneous sale ("cashless exercise") of Stock Options and Director Stock Options through a program operated in conjunction with local brokerages.

  Stock Options, in the case of termination of employment by death, Disability, or Normal Retirement, and Director Stock Options, in all situations where Outside Director status terminates, become immediately exercisable upon termination of service and may thereafter be exercised during the period which ends upon the expiration of the stated term of the option or the first anniversary of the optionee's death, whichever is later. If the officer or key employee's employment terminates as a result of Early Retirement, the Stock Options terminate three years from termination of employment or upon the expiration of the stated term of the option, whichever is shorter, and may be exercised to the extent they become exercisable during such period. When an optionee's employment is involuntarily terminated without Cause, the Stock Options expire three months from the termination of employment or upon the expiration of the stated term of the option, whichever is shorter, and may be exercised to the extent they become exercisable during such period. When an optionee's employment is terminated for Cause, the options are immediately forfeited to the Company. In the case of voluntary termination of employment for any reason, Stock Options awarded to officers and other key employees terminate one month from the date of termination of employment or the expiration of the stated term of the option, whichever is shorter, and may be exercised to the extent they become exercisable during such period.

  Director Stock Options are not transferrable other than by will or the laws of descent and distribution. The Compensation Committee is authorized to grant Stock Options which may be transferred during the optionee's lifetime in limited circumstances with the express written consent of the Compensation Committee. Such transfers may only be made to members of the Immediate Family of the optionee, a partnership where such Immediate Family members are the only partners, or one or more trusts for the benefit of such Immediate Family members, and without consideration for the transfer. Any Stock Option not (i) granted pursuant to any agreement expressly allowing the transfer of said Stock Option or (ii) amended expressly to permit its transfer will not be transferable otherwise than by will or by the laws of descent and distribution.

  Optionees recognize income for purposes of Federal income tax immediately upon the exercise of non-qualified options, generally in an amount equal to the option spread on the date of exercise, and the employer corporation generally receives a deduction in the same amount, subject to limitations on deductibility imposed by Sections 162(m) and 280G of the Internal Revenue Code. Upon the exercise of incentive stock options if the optionee holds the shares received for the longer of one year from the date of the option exercise or two years from the date of the option grant, the optionee generally does not recognize income until the shares are actually sold (at which time the difference between the sale proceeds and the exercise price is taxed as capital gain) and the employer corporation does not receive any deduction.

  The TMK Incentive Plan requires persons subject to the requirements of
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") to satisfy their Federal and state tax withholding obligations by the reduction of the number of shares of stock or amount of cash otherwise issuable or payable to such person. Optionees who are not subject to Section 16 of the Exchange Act may elect, subject to the approval of the Compensation Committee, to have their tax withholding obligations met by the reduction of the number of shares of stock or amount of cash otherwise issuable or payable to such person.

  Stock appreciation rights ("SARs") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Compensation Committee), not greater in value than the increase in the value of the shares covered by such right since the date of grant. Each SAR will terminate upon the termination of the related option.

  The Compensation Committee may also award non-transferable restricted shares of common stock subject to such conditions and restrictions as it may determine, which may include continued employment or the attainment of performance goals. The Compensation Committee may permit the restrictions to lapse in installments within the restricted period and may accelerate or waive any restrictions at any time (including after termination of employment). A recipient of restricted stock may be required to pay a purchase price per share for such stock or may receive such restricted stock without any payment in cash or property as determined by the Compensation Committee. If a participant who holds shares of restricted stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, the participant will forfeit the shares in exchange for the amount, if any, which the participant paid for them.

  Deferred stock awards may be made by the Compensation Committee under the TMK Incentive Plan. These non-transferable awards entitle the recipient to receive shares without any payment in cash or property in one or more installments at a future date or dates, as determined by the Compensation Committee. Receipt of deferred stock may be conditioned on such matters as the Compensation Committee shall determine, including continued employment or attainment of performance goals. All such rights will generally terminate upon the participant's termination of employment. Any deferral restrictions under a deferred stock award may be accelerated or waived by the Compensation Committee at any time (including following termination of employment).

  The TMK Incentive Plan authorizes the Company, with the consent of the Compensation Committee, to make or arrange for loans to employees in connection with the exercise of options or the payment of any purchase price for restricted stock granted under the TMK Incentive Plan. The Compensation Committee has full authority to decide whether to make such loans and to determine the terms and provisions of any such loans including interest charged and repayment terms.

  The TMK Incentive Plan provides that (1) in the event of a "Change of Control" (as defined in the TMK Incentive Plan), unless otherwise determined by the Compensation Committee prior to such Change of Control, or (2) to the extent expressly provided by the Compensation Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the TMK Incentive Plan), (i) all stock options and related SARs will become immediately exercisable, (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will fully vest, and (iii) the value of such options and awards, to the extent determined by the Compensation Committee, will be settled on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Compensation Committee. In the sole discretion of the Committee, such settlements may be made in cash or in stock, as shall be necessary to effect the desired accounting treatment for the transaction resulting in the Change of Control. In addition, at any time prior to or after a Change of Control or a Potential Change of Control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. Generally, if an optionee's employment with the Company or a director's status as an Outside Director terminates by reason of or within three months following a merger or other business combination resulting in a Change of Control, the Plan provides that such optionee's stock options will terminate upon the latest of (i) six months and one day after the merger or business combination, (ii) ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred, and (iii) the expiration of the stated term of such Stock Option or Director Stock Option.

  The following table sets forth the stock options awarded in 1993 pursuant to the TMK Incentive Plan. It is within the sole discretion of the Compensation Committee whether stock options will be granted to officers and employees and the number of such options. Thus, the 1993 stock options shown below as awarded to officers and employees may not be indicative of any future stock options which might be granted to such persons. Outside Directors annually receive Director Stock Options for a fixed number of shares pursuant to the provisions of the TMK Incentive Plan. Such Director Stock Options are reflective of the number of shares to be awarded in the future years.

                TORCHMARK CORPORATION 1987 STOCK INCENTIVE PLAN

       NAME                           NUMBER OF SHARES
       ----                           ----------------
R. K. Richey                               62,000
 Chairman and CEO
Keith A. Tucker                            50,000
 Vice Chairman
C. B. Hudson                               35,000
 Chairman & CEO of Liberty, Globe
  and United American
Henry J. Herrmann                          21,100(1)
 Vice President and Chief Investment
  Officer of W&R Financial
J. P. Bryan                                20,000(1)
 Chairman and CEO of Torch
Executive Group                           158,000
Non-Executive Director Group               24,000
Non-Executive Officer Employee Group      236,131

- --------
(1) Messrs. Herrmann and Bryan received stock option grants pursuant to the United Investors Management Company 1986 Employee Stock Incentive Plan, which is not sought to be amended. Such options were awarded in the discretion of the Compensation Committee and may not be indicative of any future stock option grants.

  The Board recommends that stockholders vote FOR the amended and restated TMK Incentive Plan.

                               PROPOSAL NUMBER 3

APPROVAL OF AUDITORS

  A proposal to approve the appointment of the firm of KPMG Peat Marwick as the principal independent accountants of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1994 will be presented to the stockholders at the annual meeting. The audit committee of the Board recommends the appointment of the firm, which has served as the principal independent accountants for the Company since 1981. A representative of KPMG Peat Marwick is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

  If the stockholders do not approve the appointment of KPMG Peat Marwick, the selection of independent auditors will be reconsidered by the Board of Directors.

  The Board recommends that stockholders vote FOR the proposal.

                                 OTHER BUSINESS

  The directors know of no other matters which may properly be and are likely to be brought before the meeting. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, R. K. Richey and Keith A. Tucker will vote in accordance with their judgment on such matters.

        INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is elected by the Board of Directors of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

                                               PRINCIPAL OCCUPATION
                                             AND BUSINESS EXPERIENCE
 NAME                          AGE          FOR THE PAST FIVE YEARS(1)
 ----                          ---          --------------------------
 William T. Graves...........   59 Executive Vice President of Company since
                                   April, 1982.
 Henry J. Herrmann...........   51 Vice President and Chief Investment Officer
                                   of W&R Financial since April, 1993; Senior
                                   Vice President and Chief Investment Officer
                                   of United Management since March, 1987;
                                   President and Chief Investment Officer of
                                   WRAMCO since September, 1987.

- --------
(1) Waddell & Reed Financial Services, Inc. ("W&R Financial"), United Investors Management Company ("United Management") and Waddell & Reed Asset Management Company ("WRAMCO") are wholly-owned subsidiaries of the Company.

STOCK OWNERSHIP

  The following table shows certain information about stock ownership of the directors, director nominees and executive officers in the Company.

                                                        COMPANY COMMON STOCK
                                                       OR OPTIONS BENEFICIALLY
                                                             OWNED AS OF
                                                        DECEMBER 31, 1993(1)
                                                      -------------------------
                        NAME                          DIRECTLY(2) INDIRECTLY(3)
                        ----                          ----------- -------------
Joseph M. Farley.....................................     49,805       3,000
Birmingham, AL
Louis T. Hagopian....................................     49,718           0
Darien, CT
C. B. Hudson.........................................    710,163      12,912
Dallas, TX
Joseph L. Lanier, Jr. ...............................     47,501       9,456
Lanett, AL
Harold T. McCormick .................................      1,500           0
Birmingham, AL
Joseph W. Morris.....................................     28,512           0
Tulsa, OK
George J. Records....................................      1,000           0
Oklahoma City, OK
R. K. Richey.........................................  1,075,261     102,977
Birmingham, AL
Yetta G. Samford, Jr. ...............................    315,624       4,908
Opelika, AL
Keith A. Tucker......................................    136,862       1,947
Kansas City, MO
J.P. Bryan...........................................     31,843       4,094
Houston, TX
William T. Graves....................................    320,845           0
Birmingham, AL
Henry J. Herrmann....................................     56,063       1,627
Overland Park, KS
All Directors, Nominees and Executive Officers as a
group:(4)............................................  2,824,697     140,921

- --------
(1) No directors, director nominees or executive officers other than R. K. Richey (1.60%) beneficially own 1% or more of the common stock of the Company.
(2) Includes: for Joseph Farley and Joseph Morris, 27,000 shares each; for Joseph Lanier, 37,001 shares; for Louis Hagopian, 42,218 shares; for R. K. Richey, 212,480 shares; for C. B. Hudson, 375,423 shares; for Yetta Samford, 44,501 shares; for Keith Tucker, 76,112 shares; for J.P. Bryan, 31,843 shares; for Henry Herrmann, 56,063 shares and for all directors, executive officers and nominees as a group, 929,641 shares, that are subject to presently exercisable Company stock options.
(3) Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate,
    (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director's, executive officer's or nominee's home or (d) owned by the director or executive officer in a personal corporation. Indirect beneficial ownership also includes 6,912 Company shares, 9,652 Company shares, 822 Company shares, 4,094 Company shares and 1,627 Company shares held in the accounts of Messrs. Hudson, Richey, Tucker, Bryan and Herrmann, respectively, in the Company or United Management Savings and Investment Plans.

    Messrs. Lanier and Samford disclaim beneficial ownership of 8,256 shares and 4,908 shares of the Company, respectively, owned by their respective spouses. Mr. Lanier also disclaims 1,200 shares owned by his children and Mr. Farley disclaims 2,400 shares held as trustee of a church endowment fund.

(4) All directors, nominees and executive officers as a group, beneficially own 4.02% of the common stock of the Company.

  During 1993, the Board of Directors met six times. In 1993, all of the directors attended more than 75% of the meetings of the Board and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has the following committees: audit, comprised of Messrs. Farley, Hagopian, Morris and Samford; compensation, comprised of Messrs. Davison, Lanier and Morris; finance, comprised of Messrs. Farley, Lanier, McCormick and Records; and nominating, comprised of Messrs. Davison, Farley, Hagopian, Lanier, McCormick, Morris, Records and Samford.

  The audit committee recommends the independent auditors to be selected by the Board, discusses the scope of the proposed audit with the independent auditors and considers the audit reports, discusses the implementation of the auditors' recommendations with management, reviews the fees of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls, reviews, before publication or issuance, the annual financial statement and any annual reports to be filed with the Securities and Exchange Commission and periodically reviews pending litigation. Additionally, the audit committee meets with the Company's independent accountants and internal auditors both with and without management being present. The audit committee met twice in 1993.

  The compensation committee determines the compensation of senior management of the Company and its subsidiaries and affiliates. Additionally, the compensation committee administers the Stock Incentive Plans of the Company and United Management. The compensation committee met three times in 1993.

  The finance committee serves as the pricing committee in connection with capital financing by the Company. The finance committee did not meet in 1993. All capital financings by the Company in 1993 were approved by the entire Board of Directors.

  The nominating committee reviews the qualifications of potential candidates for the Board of Directors from whatever source received, reports its findings to the Board and proposes nominations for Board membership for approval by the Board of Directors and for submission to the stockholders for approval. Recommendations of potential Board candidates may be directed to the nominating committee in care of the Corporate Secretary of the Company at the address stated herein. The nominating committee met once in 1993.

                    COMPENSATION AND OTHER TRANSACTIONS WITH
                        EXECUTIVE OFFICERS AND DIRECTORS

                                                     SUMMARY COMPENSATION TABLE
                      --------------------------------------------------------------------------------------------
                              ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                      ----------------------------------- -------------------------------------------
                                                                    AWARDS                 PAYOUTS
                                                          ----------------------------- -------------
                                                             (F)              (G)
                                                 (E)      RESTRICTED      SECURITIES                      (I)
        (A)                   (C)      (D)   OTHER ANNUAL   STOCK         UNDERLYING         (H)       ALL OTHER
      NAME AND        (B)   SALARY    BONUS  COMPENSATION  AWARD(S)     OPTIONS/SARS(4)     LTIP      COMPENSATION
 PRINCIPAL POSITION   YEAR    ($)      ($)     ($) (2)       ($)              (#)       PAYOUTS($)(8)    ($)(9)
 ------------------   ---- --------- ------- ------------ ----------    --------------- ------------- ------------
R.K. Richey           1993 1,166,676 833,324   137,162            0          62,000              0       23,548
Chairman and CEO      1992 2,000,000       0   135,798            0          38,741              0       84,673
                      1991 1,500,000 500,000                      0         212,480        103,021

Keith A. Tucker       1993   700,008 400,000                      0          50,000              0        8,368
Vice Chairman(1)      1992   700,000 350,000                      0          40,000              0       34,598
                      1991   400,000 100,000              2,095,200(3)       67,112(5)           0

C.B. Hudson           1993   650,000 350,000                      0          35,000              0        7,830
Chairman and Chief    1992   500,000 250,000                      0          14,528              0       12,666
Executive Officer of  1991   400,000 250,000                      0          82,716         80,823
Liberty, Globe and
United American

Henry J. Herrmann     1993   320,000 295,000                      0          89,350(6)           0        6,800
Vice President        1992   320,000 230,000                      0          17,375              0        6,866
and Chief Investment  1991   272,500 145,000                      0          71,164              0
Officer of
W&R Financial

J.P. Bryan            1993   250,000 450,000                      0          62,740(7)           0        7,075
Chairman and CEO      1992   236,250 350,000                      0          19,700              0        6,866
of Torch(10)          1991   237,114 236,250                      0          58,571              0

- --------
(1) Mr. Tucker was elected Vice Chairman of the Company in May, 1991. Prior to that time he was employed by an unaffiliated entity and served the Company only as a non-employee (outside) director, a position to which he was elected in October, 1989.
(2) Includes perquisites--$81,541 and $91,890 as additional premiums paid for group term life insurance in 1993 and 1992, respectively.
(3) At year end 1993, Mr. Tucker held 48,000 restricted shares valued at $2,160,000 (based on year end closing price of $45.00 per share). Restrictions on the 60,000 share award made pursuant to the Capital Accumulation and Bonus Plan expire over a ten year period and 6,000 shares vest annually commencing May 1, 1992. Dividends on all these restricted shares are paid directly to Mr. Tucker at the same rate as on unrestricted shares.
(4) Messrs. Richey, Tucker and Hudson receive stock option grants in Company common stock pursuant to the Torchmark Corporation 1987 Stock Incentive Plan. Messrs. Herrmann and Bryan are awarded options pursuant to the United Investors Management Company 1986 Employee Stock Incentive Plan ("UTD Incentive Plan"). In 1991 and 1992, Messrs. Herrmann and Bryan received options in United Investors Management Company non-voting common stock pursuant to the UTD Incentive Plan and in 1993, received options in Company common stock pursuant to that plan.
(5) Includes 9,000 share Director Stock Option. See footnote 1.
(6) Includes options on 68,250 shares issued as an anti-dilutive adjustment pursuant to the terms of the UTD Incentive Plan in connection with the going-private merger of United Management into a subsidiary of Torchmark.
(7) Includes options on 42,740 shares issued as an anti-dilutive adjustment pursuant to the terms of the UTD Incentive Plan in connection with the going-private merger of United Management into a subsidiary of Torchmark.
(8) Cash bonuses paid pursuant to the Capital Accumulation and Bonus Plan which were applied in repayment of loans made to enable certain executives to purchase Company common stock in 1983.

 (9) Includes in 1992 for each of Messrs. Richey and Tucker $6,000 and for Mr. Hudson of $5,000 in Company Board of Directors meeting fees; for each of Messrs. Richey and Tucker $4,000 in 1992 United Management Board of Directors meeting fees; in 1993 and 1992, respectively, Company contributions to Torchmark Corporation Savings and Investment Plan, a funded, qualified defined contribution plan, for each of Messrs. Richey and Tucker of $7,075.20 and $6,595.80 and for Mr. Hudson of $7,075.20 and $6,865.80; and in 1993 interest only on prior contributions to and in 1992 Company contributions to the Torchmark Corporation Supplemental Savings and Investment Plan, an unfunded, non-qualified defined contribution plan, for Messrs. Richey, Tucker and Hudson of $16,473.14 and $68,077.59, $1,293.15 and $18,001.85 and $754.93 and $800.51, respectively. Includes for Messrs. Herrmann and Bryan employer company contributions to United Investors Management Company Savings and Investment Plan, a funded, qualified defined contribution plan, of $6,800 and $7,075.20, respectively, in 1993 and of $6,865.80 each in 1992.
(10) Torch is reimbursed for one-half of Mr. Bryan's salary and bonus by Nuevo Energy Company, in which a Company subsidiary has a 14% investment interest.

                                  OPTION GRANTS IN LAST FISCAL YEAR
- -------------------------------------------------------------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED ANNUAL RATES
                                                                         OF STOCK PRICE APPRECIATION
                          INDIVIDUAL GRANTS                                    FOR OPTION TERM
- ---------------------------------------------------------------------- --------------------------------
                         NUMBER OF
                         SECURITIES     % OF      EXERCISE
                         UNDERLYING TOTAL OPTIONS    OR
                          OPTIONS    GRANTED TO     BASE
                         GRANTED(1) EMPLOYEES IN    PRICE   EXPIRATION
         NAME               (#)      FISCAL YEAR  ($/SHARE)    DATE    0%     5% ($)         10% ($)
          (A)               (B)          (C)         (D)       (E)     ($)      (F)            (G)
- -----------------------  ---------- ------------- --------- ---------- --- -------------  -------------
All Company Common
 Shareholders(2)              N/A        N/A          N/A         N/A    0 1,994,182,995  5,053,654,821
R.K. Richey                62,000       6.99%       43.50    12/16/03    0     1,696,127      4,298,322
CEO gain on 1993 grants
 as % of All Company
 Common Shareholders
 gain                         N/A        N/A          N/A         N/A  N/A          .085%          .085%
Keith A. Tucker            50,000       5.64%       43.50    12/16/03    0     1,367,844      3,466,389
C.B. Hudson                35,000       3.95%       43.50    12/16/03    0       957,491      2,426,472
Henry J. Herrmann          21,100       2.38%       43.50    12/16/03    0       577,230      1,462,816
                           13,960       1.57%       28.48     10/3/03    0       250,036        633,641
                            9,611       1.08%       46.56     10/3/03    0       281,423        713,181
                            7,661       0.86%       34.35     10/3/03    0       165,497        419,402
                           25,402       2.86%       36.61     10/3/03    0       584,851      1,482,128
                           11,616       1.31%       22.60     10/3/03    0       165,098        418,392
J.P. Bryan                 20,000       2.26%       43.50    12/16/03    0       547,138      1,386,556
                           10,897       1.23%       46.56     10/3/03    0       319,078        808,608
                           31,843       3.59%       28.48     10/3/93    0       570,337      1,445,347

- --------
(1) All options are non-qualified stock options granted in Company common stock to Messrs. Richey, Tucker and Hudson pursuant to the TMK Incentive Plan or to Messrs. Herrmann and Bryan pursuant to the UTD Incentive Plan with a ten year and two day term at an exercise price equal to the closing price of the Company's common stock on the grant date. Options granted at $43.50 per share in 1993 are not exercisable during the first two years after the grant date and become first exercisable on 50% of the shares two years after the grant date and on the remaining 50% of the shares three years after the grant date. Options granted on October 1, 1993 at $22.60, $28.48, $34.35, $36.61 and $46.56 per share were issued as an anti-dilutive adjustment pursuant to the terms of the UTD Incentive Plan in connection with the conversion of unexercised United Management stock options to equivalent value Torchmark stock options in the going-private merger of United Management into a subsidiary of Torchmark. Options granted at $22.60, $28.48 and $34.35 per share were immediately exercisable while options granted at $36.61 and $46.56 were first exercisable to the extent of 50% of the shares on

    December 12, 1993 and December 7, 1994, respectively, and on the remaining 50% of the shares on December 12, 1994 and December 4, 1995, respectively. Options may be exercised utilizing cash or previously held shares to receive stock or "cashless" exercises may be executed. The plans allow for stock withholding or surrender of previously-owned shares in payment of taxes. Under the terms of the plans, the Compensation Committee of Torchmark retains the discretion, subject to the limitations of the Plans, to modify the terms of outstanding options and to reprice the options.
(2) Calculated based upon 72,895,094 publicly-held Torchmark common shares outstanding as of December 31, 1993 (excluding treasury shares and stock held by subsidiaries which is treated as treasury stock).

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                   FISCAL YEAR-END OPTION VALUES
- ----------------------------------------------------------------------------------------------------
                                          (C)               (D)                       (E)
                           (B)           VALUE     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
   (A)                SHARES ACQUIRED   REALIZED   UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
  NAME              ON EXERCISE (#)(1)    ($)      OPTIONS AT FY-END (#)         AT FY-END ($)
  -----             ------------------ --------- ------------------------- -------------------------
                                                 EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                                                 ----------- ------------- ----------- -------------
Richey, R.K.                   0               0   212,480      100,741     2,570,435      93,000
Tucker, Keith A.               0               0    76,112       90,000       836,815      75,000
Hudson, C.B.                   0               0   375,423       49,528     6,677,235      52,500
Herrmann, Henry J.        45,000       1,094,375    56,063       43,412     1,002,828     138,211
Bryan, J.P.                1,000(2)       14,750    31,843       30,897       526,046      30,000

- --------
(1) Shares acquired on exercise by Messrs. Herrmann and Bryan were United Management non-voting common shares. These options were exercised and shares acquired prior to the going-private merger of United Management into a subsidiary of Torchmark. As a part of the merger, unexercised United Management options were converted to Torchmark options as an anti-dilutive adjustment pursuant to the UTD Incentive Plan to preserve the same value to the optionee.
(2) Mr. Bryan executed a "cashless" exercise and sold all United Management shares shown.

PENSION PLANS

  United Investors Management Company Retirement Income Plan; Torchmark Corporation Pension Plan. These plans are non-contributory pension plans which cover all eligible employees who are 21 years of age or older and have one or more years of credited service. The benefits at age 65 under the Torchmark Pension Plan are determined by multiplying the average of the participant's earnings in the five consecutive years in which they were highest during the ten years before the participant's retirement by a percentage equal to 1% for each of the participant's first 40 years of credited service plus 2% for each year of credited service up to 20 years after the participant's 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the United Management Retirement Income Plan are determined by multiplying the average of the participant's earnings in the five consecutive years in which they were highest during the last ten years before the participant's retirement by a percentage equal to 2% for each year of credited service up to 30 years and by 1% for each year of credited service for the next 10 years and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Earnings for purposes of the Torchmark Pension Plan include compensation paid by subsidiaries and affiliates, and do not include commissions, directors' fees, expense reimbursements, employer contributions to retirement plans, deferred compensation, or any amounts in excess of $200,000 (as adjusted). Earnings for purposes of the United Management Retirement Income Plan do not include bonuses or commissions (other than for Regional Vice Presidents, Division Managers and District Managers), directors' fees, expense reimbursements, employer contributions to retirement plans, deferred compensation or any amounts in excess of $200,000 per year (as adjusted). Benefits under the Torchmark Pension Plan and the United Management Retirement Income Plan vest 100% at five years. Upon the participant's retirement, benefits under both plans are payable as an annuity or in a lump sum. In 1993, covered compensation was $235,840 for Messrs. Richey, Tucker, and Hudson under the Torchmark Pension Plan (excluding amounts covered by the supplemental retirement plan) and for Messrs. Herrmann and Bryan under the United Management Retirement Income Plan.

  Messrs. Richey, Hudson and Tucker have 30 years, 19 years and two years of credited service under the Torchmark Pension Plan, respectively. Messrs. Herrmann and Bryan are covered under the United Management Retirement Income Plan and have 20 years and 15 years of credited service thereunder, respectively.

  The following tables show the estimated annual benefits payable under the Torchmark Pension Plan along with its supplementary retirement plan and under the United Management Retirement Income Plan upon retirement of participants with varying final average earnings and years of service. The benefits shown are offset as described above and the amounts are calculated on the basis of payments for the life of a participant who is 65 years of age.

                             TORCHMARK PENSION PLAN

     FINAL                        YEARS OF CREDITED SERVICE
    AVERAGE    ---------------------------------------------------------------
    EARNINGS      15        20         25         30         35         40
    --------   -------- ---------- ---------- ---------- ---------- ----------
   $  200,000  $ 90,000 $  120,000 $  130,000 $  140,000 $  150,000 $  160,000
      400,000   180,000    240,000    260,000    280,000    300,000    320,000
      600,000   270,000    360,000    390,000    420,000    450,000    480,000
      800,000   360,000    480,000    520,000    560,000    600,000    640,000
    1,000,000   450,000    600,000    650,000    700,000    750,000    800,000
    1,200,000   540,000    720,000    780,000    840,000    900,000    960,000
    1,400,000   630,000    840,000    910,000    980,000  1,050,000  1,120,000
    1,600,000   720,000    960,000  1,040,000  1,120,000  1,200,000  1,280,000
    1,800,000   810,000  1,080,000  1,170,000  1,260,000  1,350,000  1,440,000
    2,000,000   900,000  1,200,000  1,300,000  1,400,000  1,500,000  1,600,000

                    UNITED MANAGEMENT RETIREMENT INCOME PLAN

                                 YEARS OF CREDITED SERVICE
                    ------------------------------------------------------------
   REMUNERATION        15           20           25           30           35
   ------------     --------     --------     --------     --------     --------
     $125,000       $ 37,500     $ 50,000     $ 62,500     $ 75,000     $ 81,250
      150,000         45,000       60,000       75,000       90,000       97,500
      175,000         52,500       70,000       87,500      105,000      113,750
      200,000         60,000       80,000      100,000      120,000      130,000
      225,000         67,500       90,000      112,500      135,000      146,250
      250,000         75,000      100,000      125,000      150,000      162,500
      300,000         90,000      120,000      150,000      180,000      195,000
      350,000        105,000      140,000      175,000      210,000      227,500
      400,000        120,000      160,000      200,000      240,000      260,000
      450,000        135,000      180,000      225,000      270,000      292,500
      500,000        150,000      200,000      250,000      300,000      325,000

  Waddell & Reed, Inc. Career Field Retirement Plan. Until January 1, 1973, W&R employees participated in the Waddell & Reed, Inc. Career Field Retirement Plan (the "Career Field Retirement Plan"). Under this plan, W&R contributed annually up to 10% of its profits less forfeitures, which were allocated to the participants on the basis of their compensation. Voluntary employee contributions were permitted under the plan but not required. Since January 1, 1973, no new participants have been admitted to the plan, and participants and the employer make no further contributions. All participants are fully vested. Upon the participant's retirement, termination of employment, disability, death or reaching age 65, his account is used to purchase an annuity or is paid in a lump sum. Mr. Herrmann is covered under the Career Field Retirement Plan for his service while employed by W&R prior to 1973. Benefits paid under this plan do not offset benefits paid under any other pension plan.

PAYMENTS TO DIRECTORS

  Directors of the Company are compensated on the following basis:

    (1) Directors who are not officers or employees of the Company or a subsidiary of the Company ("Outside Directors") receive a fee of $1,000 for each attended Board meeting, a fee of $500 for each attended Board committee meeting, and an annual retainer of $30,000, payable in equal quarterly installments. They do not receive fees for the execution of written consents in lieu of Board meetings and Board committee meetings. They receive an allowance for their travel and lodging expenses if they do not live in the area where the meeting is held.

    Each Outside Director also is automatically awarded annually non-qualified stock options on 3,000 shares of Company common stock on the first day of each calendar year in which stock is traded on the New York Stock Exchange; provided, however, that no Outside Director may be granted stock options in more than six separate calendar years, excluding any prior deferred compensation options awarded to such Outside Director.

    (2) Beginning in January, 1993, directors who are officers or employees of the Company or a subsidiary of the Company waived receipt of all fees for attending Board meetings. They do not receive fees for the execution of written consents in lieu of Board meetings. They also do not receive a fee for attending Board committee meetings or an annual retainer. They are reimbursed their travel and lodging expenses, if any.

  A director who is an officer of the Company and who retires as a director after his 65th birthday may be elected by the Board as an advisory director for one year terms until his 70th birthday. An advisory director receives an annual retainer of $25,000 payable in quarterly installments.

  Each person who has retired as a director and who is not currently serving as an advisory director may receive a retirement benefit payable annually, in an amount equal to $200 a year for each year of service as a director or advisory director up to 25 years, but not less than $1,200 a year. In determining this benefit, the number of years of service may include years as a director of a subsidiary of the Company if the payment for such years by the Company is in place of a payment which would otherwise be made by the subsidiary.

INDEBTEDNESS OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  On December 15, 1985, prior to any affiliation with Torchmark, Keith A. Tucker, Vice Chairman of the Company, and two other unaffiliated persons purchased a condominium from United American, granting a $280,000 purchase money mortgage on the property. The largest amount of the resulting indebtedness since January 1, 1993, the current balance of the loan and the interest rate thereon are $267,226, $0 and 11%, respectively. Repayment of the loan was completed in August, 1993.

OTHER TRANSACTIONS

  Robert Richey, Vice President of a Company subsidiary and son of R. K. Richey, received compensation and fringe benefits in 1993 of $92,851.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange and to submit copies of these reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation of senior executives of Torchmark and its subsidiaries and affiliates is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, comprised entirely of outside directors, meets to fix annual salaries in advance and bonuses for the current year of executives earning more than $150,000, to review annual goals and reward outstanding annual performance of executives and to grant stock options pursuant to the 1987 TMK Incentive Plan and the 1986 UTD Incentive Plan.

  In 1993, the Committee employed an unaffiliated executive compensation consulting firm, Towers Perrin, to assist it in reviewing executive compensation policies and the payment of bonuses to executives. The Committee met on several occasions with Towers Perrin representatives and the Chairman to discuss the salaries and bonuses of the five most highly compensated executives, including the Chairman. Also, the Committee met individually with each of the other four most highly compensated executives of the Company to discuss compensation of persons reporting to that executive.

COMPENSATION PRINCIPLES

  The business philosophy of the Company focuses on maintenance and improvement of insurance operating margins and other operating margins through the efficient management of costs. The Company's executive compensation program is based on principles which align compensation with this business philosophy, company values and management initiative. The program seeks to attract and retain key executives necessary to long-term success of the Company, to mesh compensation with both annual and long-term strategic plans and goals and to reward executives for their efforts in the continued growth and success of the Company. Annual goals for executive compensation focus on insurance operating income for the insurance subsidiaries and operating income in other Company subsidiaries.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

SALARY AND BONUS SYSTEM

  For some time the Company has used a system of salaries and bonuses to reward executives of the Company and its subsidiaries for performance relative to annual goals. These goals focus on insurance operating income for the insurance subsidiaries and operating income for the other subsidiaries and vary by operating company based upon that particular company's current position. Annually, the Committee, in consultation with the Company's Chairman and Chief Executive Officer and with the Chief Executive Officer of certain operating subsidiaries, reviews each subsidiary's performance relative to the goals and fixes salaries and bonuses for that operating subsidiary's executives. The degree to which these executives have met their particular subsidiary's goals in turn determines the amount of the bonus, if any, and whether senior executive officers of the Company receive salary increases. Such executives do not receive any cost of living salary adjustments.

STOCK OPTION PROGRAM

  The Company began awarding stock options to executives and key employees in 1984. The options plans under which options in Company common stock are currently awarded were adopted in 1986 and 1987 and have as their stated purpose attracting and retaining employees who contribute to the Company's, its subsidiaries' and affiliates' success and enabling those persons to participate in that long-term success and growth through an equity interest in the Company. To this end, the Committee, as administrator of the TMK and UTD Incentive Plans, grants non-qualified stock options to officers and key employees at the market value of the Company's common stock on the date of the grant, the size of the grant being based generally on the current compensation of such officers or key employees . Decisions regarding stock option grants are made annually and the number of options previously awarded to an individual executive officer is not a substantial consideration in determining the amount of options granted to that officer in the future. Once an officer has been awarded options and becomes a part of the stock option program, he or she will typically continue to receive from year to year stock options related to salary.

  Stock options may be exercised using cash or previously-owned stock for payment or through a simultaneous exercise and sale program. Such stock options become first exercisable to the extent of 50% of the shares on the second anniversary of the option grant date and on the remaining 50% of the shares on the third anniversary of the option grant date.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  R. K. Richey, was deeply involved in the formation of the Company in 1980 and has served as one of its principal executives and a director since that time. He assumed the responsibilities of Chief Executive Officer of the Company on January 1, 1985. Since 1980, market value of Torchmark has increased three-fold, exceeding $3 billion, and the number of outstanding shares has been reduced by more than 30%. Cash dividends during the same period increased at a 15% compound growth rate and the price of Company stock has compounded at 17.6%, despite a 22% decline in the stock price in 1993. The Committee believes that a principal cause of this decline is the litigation environment in Alabama, a jurisdiction where the Company is headquartered and its subsidiaries do substantial business.

  The Committee, in determining Mr. Richey's bonus for 1993, focused primarily on earnings per share and return on equity, while giving consideration to Mr. Richey's ability and determination as well as his vision and leadership in continuing to enhance the long term value of the Company.

  During 1993, the Committee developed for 1993, in conjunction with its consultant Towers Perrin, and adopted a precise bonus formula for Mr. Richey as Chairman and Chief Executive Officer of the Company based upon the combination of growth in earnings per share and in return on equity adjusted for certain items, including, but not limited to, changes in income tax rates, guaranty fund assessments and punitive damage awards.

  In 1993, growth in earnings per share was 13.4% resulting in an earnings per share bonus component of 35.4% and return on equity exceeded 20% resulting in a return on equity bonus component of 50%, making Mr. Richey eligible pursuant to the 1993 formula for an 85.4% bonus on his base salary of $1,166,676, or a bonus of $996,341. The Committee, however, has capped the Chairman and Chief Executive Officer's total compensation at $2 million and thus, Mr. Richey's 1993 bonus could not exceed $833,324, which was the bonus awarded to him by the Committee in 1993.

COMPENSATION OF OTHER EXECUTIVES

  The other executive officers listed in the Summary Compensation Table in the Proxy Statement are compensated by salary and a bonus based upon growth in insurance operating income and/or operating income of the various Company subsidiaries, affiliates or areas of operation for which each is responsible.

  Mr. Tucker's bonus compensation is based upon the combined insurance operating income of United Investors Life Insurance Company and the operating income of the Waddell & Reed, Inc. group of companies, entities for which he is responsible. Mr. Hudson is in charge of all insurance operations of the Company except United Investors Life and the property and casualty insurance area. Messrs. Tucker and Hudson were eligible for 1993 bonuses based upon a formula providing for 5% of base salary for each 1% growth in insurance operating income and/or operating income, subject to a cap of 50% of salary. Additionally, the Committee, in its sole discretion could award Messrs. Hudson and Tucker a bonus of up to 10% of 1993 salary. The total of the discretionary bonus and the formula bonus may not exceed 60% of the current year base salary.

  Combined insurance operating income and operating income of the companies for which Mr. Tucker is responsible increased 13% in 1993 entitling him to a bonus of 50% of base salary or $350,000. He also was awarded a discretionary bonus of approximately 7.14% of base salary resulting in a total bonus for 1993 of $400,000.

  Insurance operating income for 1993 in Mr. Hudson's areas of supervision grew 10.4% resulting in the maximum bonus of 50% of base salary or $325,000. A discretionary bonus of approximately 3.8% of base salary was granted to Mr. Hudson by the Committee, resulting in a total bonus of $350,000 for 1993.

  Mr. Bryan serves as the chief executive of all the Company's energy operations and subsidiaries and his bonus comes from a bonus pool set aside for executives in the energy group. This pool is equal to 25% of the pre-tax earnings of the group after deducting a 20% return on equity to the Company. Mr. Bryan's bonus is determined by the Committee, in its discretion, subject to a cap of 25% of the bonus pool. In 1993, Mr. Bryan's bonus was $450,000 or approximately 23.8% of the bonus pool.

  Mr. Herrmann is the Chief Investment Officer of the Waddell & Reed group of companies. Mr. Herrmann's bonus comes from a bonus pool for Waddell & Reed senior officers, the amount of which is determined based upon increases in operating earnings. The exact size of the pool varies depending on a comparison of actual growth with targeted growth objectives. Mr. Herrmann's bonus is determined by the Committee, in its discretion. In 1993, Mr. Herrmann's bonus was $295,000 or approximately 49.8% of the pool.

COMPENSATION AND COMPANY PERFORMANCE

  As indicated above, the annual aspect of executive compensation at Torchmark centers on increases in insurance operating income or operating income. Over the last three years insurance operating income has increased 46% from $201.9 million in 1990 to $295.7 million in 1993. Operating income at the non-insurance subsidiaries rose from $48.9 million in 1990 to $100.6 million in 1993, an increase of 106%. Insurance operating income comprised 60.0%, 61.9% and 67.0% of the Company's pre-tax earnings for 1991, 1992 and 1993, respectively, while operating income at the non-insurance subsidiaries was 14.3%, 16.2% and 22.8%, respectively, of the Company's pre-tax earnings for the same periods.

  Mr. Richey's salary and bonus compensation have been capped by the Committee at $2 million. However, the above performance resulted in compensation increases to the Company's other executives shown in the Summary Compensation Table. Cash compensation paid to persons other than Mr. Richey listed in the Summary Compensation Table on page 11 as a group increased 16.3% from 1992 to 1993.

  The long-term portion of the executive compensation program centers on stock value through the granting of stock options. Over the last three fiscal years earnings per share have increased 41% and rose from $2.85 in 1990 to $4.01 in 1993.

                          Robert P. Davison, Chairman

                             Joseph L. Lanier, Jr.

                                Joseph W. Morris




  The foregoing Compensation Committee Report on Executive Compensation shall not be deemed "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG TORCHMARK CORPORATION, STANDARD & POOR'S 500 INDEX
                   AND STANDARD & POOR'S LIFE INSURANCE INDEX

                                [CHART TO COME]

  The line graph shown above compares the yearly percentage change in Torchmark's cumulative total return on its common stock to the cumulative total returns of the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's Life Insurance Index ("S&P Life Insurance"). Torchmark is one of the companies whose stock is included within both the S&P 500 and the S&P Life Insurance. The graph reflects $100 invested on December 31, 1988 in each of Torchmark stock and the two indices with all dividends being reinvested.

             Information for graph produced by STAR Services, Inc.

                           MISCELLANEOUS INFORMATION

PROPOSALS OF STOCKHOLDERS

  In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the annual meeting of stockholders in 1995, the proposal must be received by the Company at its Home Office, 2001 Third Avenue South, Birmingham, Alabama 35233, on or before November 11, 1994.

GENERAL

  The cost of this solicitation of proxies will be borne by the Company. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses.

  THE ANNUAL REPORT OF THE COMPANY FOR 1993, WHICH ACCOMPANIES THIS PROXY STATEMENT, INCLUDES A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR 1993 TO THE SECURITIES AND EXCHANGE COMMISSION AND THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. UPON REQUEST AND PAYMENT OF THE COST OF REPRODUCTION, THE EXHIBITS TO THE FORM 10-K WILL BE FURNISHED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS DEPARTMENT, TORCHMARK CORPORATION AT ITS ADDRESS STATED HEREIN.

                                          By Order of the Board of Directors

                                          /s/ Carol A. McCoy

                                          Carol A. McCoy
                                          Associate Counsel & Assistant
                                          Secretary

March 25, 1994

                                   EXHIBIT 1
                             TORCHMARK CORPORATION
                           1987 STOCK INCENTIVE PLAN
                 (AMENDED AND RESTATED AS OF JANUARY 27, 1994)

  SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

  The name of this plan is the Torchmark Corporation 1987 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Torchmark Corporation (the "Company") and its Subsidiaries to attract and retain employees and directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and directors to participate in the long-term success and growth of the Company through an equity interest in the Company.

  For purposes of the Plan, the following terms shall be defined as set forth below:

  a. "Affiliate" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

  b. "Board" means the Board of Directors of the Company.

  c. "Cause" means a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

  d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

  e. "Committee" means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

  f. "Commission" means the Securities and Exchange Commission.

  g. "Company" means Torchmark Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

  h. "Deferred Stock" means an award made pursuant to Section 9 below of the right to receive Stock at the end of a specified deferral period.

  i. "Director Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

  j. "Disability" means total and permanent disability as determined under the Company's long term disability program. With respect to Director Stock Options, "Disability" shall be determined as if the Director was covered under the Company's long term disability program.

  k. "Disinterested Person" shall have the meaning set forth in the applicable provision of Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

  l. "Early Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate pursuant to the early retirement provisions of the applicable company pension plan.

  m. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

  n. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the New York Stock Exchange Composite Tape.

  o. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

  p. "Immediate Family" means the children, grandchildren or spouse of any optionee.

  q. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  r. "Normal Retirement" means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after the normal retirement date specified in the applicable company pension plan.

  s. "Plan" means this 1987 Stock Incentive Plan.

  t. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

  u. "Retirement" means Normal or Early Retirement.

  v. "Stock" means the Common Stock of the Company.

  w. "Stock Appreciation Right" means a right granted under Section 7 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

  x. "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 5.

  y. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

  The Plan shall be administered by the Committee which shall at all times consist solely of not less than three Disinterested Persons. Commencing on the date of the 1995 annual meeting of stockholders of the Company, all members of the Committee shall also be "outside directors" within the meaning of Section 162(m) of the Code.

  The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock or (iv) Deferred Stock.

  In particular, the Committee shall have the authority:

    (i) to select the officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or a combination of the foregoing from time to time will be granted hereunder;

    (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;

    (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

    (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (other than Director Stock Options), including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

    (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

  The total number of shares of Stock reserved and available for distribution under the Plan shall be 11,300,000 comprised of: (i) 9,300,000 shares (plus such number of shares subject to options granted under the 1984 Torchmark Corporation Stock Option Plan which expire unexercised), which may consist, in whole or in part, of authorized and unissued shares or treasury shares, and
(ii) 2,000,000 additional shares, which may consist, in whole or in part, of authorized and unissued shares or treasury shares.

  If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates, such shares shall again be available for distribution in connection with future awards under the Plan unless the forfeiting participant received any benefits of ownership such as dividends from the forfeited award.

  In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the number and option price of shares subject to outstanding Stock Options and Director Stock Options granted under the Plan, (iii) the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan, (iv) the aggregate number of shares available for issuance to any employee pursuant to Section 4(a), and (v) the number of Director Stock Options to be granted each year pursuant to
Section 6, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number, and further provided that no such adjustment shall increase the aggregate value of any outstanding award. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. ELIGIBILITY.

  (a) Officers and other key employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the

Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards.

  Except as provided in Section 6, the optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant; provided, however, that no employee shall be granted Stock Options on more than 200,000 shares in any calendar year.

  (b) Directors of the Company (other than directors who are also officers or employees of the Company, its Subsidiaries or its Affiliates) are eligible to receive Director Stock Options pursuant to Section 6 of the Plan.

SECTION 5. STOCK OPTIONS FOR EMPLOYEES.

  Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

  The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

  The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) except that Incentive Stock Options shall not be granted to employees of an Affiliate. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

  Except as provided in Section 5(1), no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of
Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option.

  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and two days after the date such Non-Qualified Stock Option is granted.

  (c) Exercisability. Subject to paragraph (l) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided, however, that, except as provided in Section 5(f), 5(g), 5(h) or 13, no Stock Option shall be exercisable prior to six months from the date of the granting of the option. Notwithstanding the limitations set forth in the preceding sentence, the Committee may accelerate the exercisability of any Stock Option, at any time in whole or in part, based on performance and/or such other factors as the Committee may determine in its sole discretion.

  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award or Deferred Stock award in question, except that the Committee may direct that such restrictions or deferral provisions shall apply to only the number of such shares equal to the number of shares of Restricted Stock or Deferred Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

  (e) Transferability of Options. A Stock Option agreement may permit an optionee to transfer the Stock Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the agreement setting forth such Stock Option expressly provides that the Stock Option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for said transfer. Any Stock Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Stock Option immediately prior to the transfer thereof. Stock Options granted prior to December 1, 1993 may be amended to provide for their transferability, subject to the foregoing conditions.

  Any Stock Option not (i) granted pursuant to any agreement expressly allowing the transfer of said Stock Option or (ii) amended expressly to permit its transfer shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and such Stock Option thus shall be exercisable during the optionee's lifetime only by the optionee.

  (f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of death (or if an optionee dies following termination of employment by reason of disability or Normal Retirement), any Stock Option shall become immediately exercisable and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, during the period ending on the expiration of the stated term of such Stock Option or the first anniversary of the optionee's death, whichever is later.

  (g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee shall be immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of such Stock Option. In the event of termination of employment by reason of Disability, if an Incentive Stock

Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal Retirement, any Stock Option held by such optionee shall become immediately exercisable. A Stock Option held by an optionee whose employment has terminated by reason of Normal Retirement shall expire at the end of the stated term of such Stock Option, unless otherwise determined by the Committee.

  If an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Early Retirement, any Stock Option shall terminate three years from the date of such Early Retirement or upon the expiration of the stated term of the Stock Option, whichever is shorter, unless otherwise determined by the Committee. In the event of Early Retirement, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee at or after grant, and said Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

  In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (i) Termination for Cause. If the optionee's employment with the Company, any Subsidiary and any Affiliate is terminated for Cause, the Stock Option shall immediately be forfeited to the Company upon the giving of notice of termination of employment.

  (j) Other Termination. If the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause, the Stock Option shall terminate three months from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is shorter, unless otherwise determined by the Committee. If an optionee's employment with the Company, any Subsidiary and any Affiliate is voluntarily terminated for any reason, the Stock Option shall terminate one month from the date of termination of employment or upon the expiration of the stated term of the Stock Option, whichever is shorter. In the event of involuntary termination without Cause or voluntary termination for any reason, there shall be no acceleration of vesting of the Stock Option unless otherwise determined by the Committee and said Stock Option may only be exercised to the extent it is or has become exercisable prior to termination of the Stock Option.

  (k) Termination upon Change of Control. Notwithstanding the provisions of
Section 5(j) or the stated term of the Stock Option, if the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause by reason of or within three months after a merger or other business combination resulting in a "Change of Control" as defined in Section 13 of this Plan, the Stock Option shall terminate upon the later of six months and one day after such merger or business combination or ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred.

  (l) Limit on Value of Incentive Stock Option First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000. Notwithstanding the preceding sentence, the exercisability of such Stock Options may be accelerated by the Committee and shall be accelerated as provided in Sections 5(f), 5(g), 5(h), and 13, in which case Stock Options which exceed such $100,000 limit shall be treated as Non-Qualified Stock Options.

SECTION 6. DIRECTOR STOCK OPTIONS.

  Director Stock Options granted under the Plan shall be options which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

  For each calendar year after 1993, 3,000 Director Stock Options shall be granted automatically on the first day of each calendar year on which Stock is publicly traded on the New York Stock Exchange to each member of the Board on that date who is not an employee of the Company, its Subsidiaries or Affiliates ("Outside Director"); provided, however, that no Outside Director shall be granted Director Stock Options in more than six separate calendar years, excluding any prior deferred compensation options awarded to said Outside Director.

  Director Stock Options granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

  (a) Option Price. The option price per share of Stock purchasable under a Director Stock Option shall be 100% of the Fair Market Value of the Stock on the date of the grant of the Director Stock Option.

  (b) Option Term. Each Director Stock Option shall be exercisable for a term of ten years and two days from the date such Director Stock Option is granted (subject to later termination as hereinafter provided).

  (c) Exercisability. Except as provided in Section 13, Director Stock Options granted for calendar years beginning with 1994 shall become exercisable in full six months from the date of grant of the option.

  (d) Method of Exercise. Director Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). Payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised). No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

  (e) Non-transferability of Options. No Director Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Director Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

  (f) Termination of Service. Upon an optionee's termination of status as an Outside Director with the Company for any reason, any Director Stock Options held by such optionee shall become immediately exercisable and may thereafter be exercised until the expiration of the stated term of such Director Stock Options or the first anniversary of the optionee's death, whichever is later. Not withstanding the foregoing sentence, if the optionee's status as an Outside Director terminates by reason of or within three months after a merger or other business combination resulting in a "Change of Control" as defined in Section 13 of this Plan, the Director Stock Option shall terminate upon the latest of (i) six months and one day after the merger or business combination, (ii) ten business days following the expiration of the period during which publication of financial results covering at least thirty days of post-merger combined operations has occurred, and (iii) the expiration of the stated term of such Director Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS.

  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

  A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 7. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

    (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
  Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

    (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

    (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

    (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

    (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below).

    (vii) The Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 13 below).

SECTION 8. RESTRICTED STOCK.

  (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant and/or vesting of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

  (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement"), has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying the price specified in the Restricted Stock Award Agreement. Such price shall not exceed the amount necessary to assure compliance with state law, and shall in no event exceed 10% of the Fair Market Value of the Stock. Each participant who is awarded Restricted Stock shall be issued a stock certificate registered in the name of the participant in respect of such shares of Restricted Stock. The Committee shall specify that the certificate shall bear a legend, as provided in clause (i) below, and/or be held in custody by the Company, as provided in clause (ii) below.

    (i) The certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Torchmark Corporation 1987 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Torchmark Corporation. Copies of such Plan and Agreement are on file in the offices of Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233."

    (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

  (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

    (i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the

  "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, before or after the participant's termination of employment, based on performance and/or such other factors as the Committee may determine, in its sole discretion.

    (ii) Except as provided in paragraph (c)(i) of this Section 8, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

    (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

SECTION 9. DEFERRED STOCK AWARDS.

  (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those set forth in paragraph (b) of this
Section 9. The Committee may also condition the grant and/or vesting of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

  (b) Terms and Conditions.

  The shares of Deferred Stock awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

    (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, (as defined below) where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

    (ii) At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the Deferral Period (or Elective Deferral Period) with respect to the number of shares covered by a Deferred Stock award will be: (a) paid to the participant currently; (b) deferred and deemed to be reinvested; or (c) that such participant has no rights with respect thereto.

    (iii) Subject to the provisions of the award agreement and this Section 9, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

    (iv) Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant (including after the participant's termination of employment), accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

    (v) A participant may elect to defer further receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least six months prior to completion of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

    (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock award agreement executed by the Company and the participant.

SECTION 10. LOAN PROVISIONS.

  With the consent of the Committee, the Company may make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

SECTION 11. AMENDMENTS AND TERMINATION.

  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock award theretofore granted, without the optionee's or participant's consent. The provisions of
Section 6 regarding Director Stock Options shall not be amended more than once every six months, except to comply with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

  Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or other regulatory requirements.

  The Committee may amend the terms of any award or option (other than Director Stock Options) theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

SECTION 12. UNFUNDED STATUS OF PLAN.

  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 13. CHANGE OF CONTROL.

  The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this
Section 13:

  (a) In the event of a "Change of Control" as defined in paragraph (b) of this
Section 13, unless otherwise determined by the Committee in writing at or after grant, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee in writing at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination) in the event of a "Potential Change of Control," as defined in paragraph (c) of this Section 13:

    (i) any Stock Appreciation Rights and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

    (ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

    (iii) the value of all outstanding Stock Options, Director Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock Awards, shall, to the extent determined by the Committee at or after grant, be settled on the basis of the "Change of Control Price" (as defined in paragraph (d) of this Section 13) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control. In the sole discretion of the Committee, such settlements may be made in cash or in stock, as shall be necessary to effect the desired accounting treatment for the transaction resulting in the Change of Control. In addition, any Stock Option, Director Stock Option, and Stock Appreciation Right which has been outstanding for less than six months shall be settled solely in stock.

  (b) For purposes of paragraph (a) of this Section 13, a "Change of Control" means the happening of any of the following:

    (i) when any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

    (ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of 6(e) of Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

    (iii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

    (iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

  (c) For purposes of paragraph (a) of this Section 13, a "Potential Change of Control" means the happening of any of the following:

    (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in paragraph (b) of this Section 13; or

    (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

  (d) For purposes of this Section 13, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Committee, except that (i) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cashout such options, and (ii) in the case of Director Stock Options, the sixty day period shall be the period immediately prior to the Change of Control.

SECTION 14. GENERAL PROVISIONS.

  (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee or director of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

  (c) Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements.

  Participants subject to the requirements of Section 16 of the Exchange Act shall satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards other than Director Stock Options by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock otherwise issuable (or, in the case of an award payable in cash, the amount of cash otherwise payable) to said participants in respect of the award.

  All participants other than persons subject to the requirements of Section 16 of the Exchange Act may elect, subject to the approval of the Committee, to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all awards other than Stock Options which have related Stock Appreciation Rights by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said participants in respect of an award. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant who is not subject to Section 16 of the Exchange Act from any payment of any kind otherwise due to said participant.

  (d) At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of
Section 13 hereof and to such other terms and conditions as the Committee may specify at the time of grant.

  (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 15. EFFECTIVE DATE OF PLAN.

  The Plan shall be effective on the date it is approved by a majority vote of the Company's stockholders. The Plan, as amended and restated as of January 27, 1994, shall be effective on the date it is approved by the Company's stockholders at the 1994 annual meeting of stockholders.

SECTION 16. TERM OF PLAN.

  No Stock Option, Director Stock Option, Stock Appreciation Right, Restricted Stock award or Deferred Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval of the Plan, as amended and restated as of January 27, 1994, but awards theretofore granted may extend beyond that date.

PROXY

TORCHMARK CORPORATION
Proxy/Direction Card for
Annual Meeting on April 28, 1994

This Proxy/Direction is solicited by The Board of Directors of The Company. The undersigned hereby appoints R. K. Richey and Keith A. Tucker, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Waddell & Reed, Inc., 6300 Lamar Avenue, Shawnee Mission, Kansas on the 28th day of April, 1994 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned including shares held of record by agents or trustees for the undersigned as participants in the Dividend Reinvestment Plan (DRP), Torchmark Corporation Savings and Investment Plan (TTP), United Investors Management Company Savings and Investment Plan (UITP) and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company (LNL PS&R) will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

Election of Directors:
J. P. Bryan, Louis T. Hagopian and Harold T. McCormick

SEE REVERSE SIDE

Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors and FOR Proposals 2 and 3.

1. Election of Directors

   FOR            WITHHELD
   [_]              [_]

For, except vote withheld from the following nominee(s):


2. Amendment and Restatement of Incentive Plan

   FOR         AGAINST         ABSTAIN
   [_]           [_]             [_]

3. Approval of Auditors

   FOR         AGAINST         ABSTAIN
   [_]           [_]             [_]

Change of Address show at left


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)
            -----------------------------
DATE
    -----------------------------